Exhibit m 2 d

AMENDMENT TO PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
FOR CLASS A SHARES
OF ECLIPSE FUNDS INC.

Schedule A
(Amended & Restated as of February 26, 2010)

FUND
MainStay High Yield Opportunities Fund